UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California	90740
(Address of Principal Executive Offices)	Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

In December 2006, Clean Energy Fuels Corp. (the “Company”) issued to Mr. Boone Pickens a warrant (the “Warrant”) to purchase 15,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”).  The Warrant had an exercise price per Share of $10.00 and expired at 5:00 p.m. Pacific time on December 28, 2011 (the “Expiration Time”).  The Warrant was issued to Mr. Pickens prior to the Company’s initial public offering in exchange for the cancellation of all amounts owed to him by the Company under a revolving line of credit entered into in 2006, which the Company used for margin deposits related to futures contracts. Also in exchange for issuance of the Warrant, Mr. Pickens assumed all of the Company’s then-outstanding liabilities related to certain futures contracts.  The Warrant was transferrable with the Company’s consent.

Prior to the Expiration Time on December 28, 2011:

•                  Mr. Pickens notified the Company that he was exercising a portion of the Warrant to purchase 1,500,000 Shares;

•                  Mr. Pickens transferred his right, title and interest in the Warrant with respect to the remaining 13,500,000 Shares to certain third party investors (consisting of Properon International Limited (“Properon”), a wholly owned subsidiary of RRJ Capital, Upvalue Assets Limited (“Upvalue”), Lionfish Investments Pte. Ltd. (“Lionfish”), an investment vehicle managed by Seatown Holdings International Pte. Ltd., Chief Capital LP (“Chief Capital”), an investment vehicle wholly owned by energy investor Trevor Rees-Jones, and Chesapeake NG Ventures Corporation (“Chesapeake”), a wholly owned subsidiary of Chesapeake Energy Corporation (collectively, the “Investors”)), and the Company consented to such transfers;

•                  In consideration of the Warrant transfers, the Investors granted Mr. Pickens options to repurchase an aggregate of 6,750,000 Shares for $22.00 per Share;

•                  The Investors notified the Company that they were exercising the transferred portions of the Warrant to purchase an aggregate of 13,500,000 Shares;

•                  Mr. Pickens and the Investors delivered to the Company an aggregate of $150,000,000, which was the total exercise price for the Warrant; and

•                  The Company issued an aggregate of 15,000,000 Shares to Mr. Pickens and the Investors.

In connection with the Warrant exercise, the Company agreed, subject to the terms and conditions of registration rights agreements, to file with the Securities and Exchange Commission one or more registration statements relating to the resale of Shares held by the Investors.

The sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares issued to Mr. Pickens, Chief Capital and Chesapeake were sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act, and may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.  Each of Mr. Pickens, Chief Capital and Chesapeake represented that he or it is an accredited investor as defined in the rules and regulations under the Securities Act and that he or it was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

The Shares issued to Properon, Upvalue and Lionfish were sold in reliance upon exemptions from registration under Regulation S of the Securities Act, and may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities law.  Each of Properon, Upvalue and Lionfish has represented that it is not a “U.S. Person” as defined in Regulation S of the Securities Act and that it was acquiring the Shares in an offshore transaction meeting the requirements of Regulation S, and for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

The Company’s press release, issued on December 29, 2011, announcing the Warrant exercise is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Press release issued by Clean Energy Fuels Corp., dated December 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2011		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer